Exhibit A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendment thereto) with respect to the Ordinary Shares of ASE Test Limited and further agree that this agreement be included as an exhibit to such filing.  In evidence thereof, each of the undersigned hereby executed this agreement on February 15, 2008.

J&R HOLDING LIMITED
By:	/s/ Joseph Tung
Name: JOSEPH TUNG
Title: Director

ASE HOLDING LIMITED
By:	/s/ Joseph Tung
Name: JOSEPH TUNG
Title: Director

ADVANCED SEMICONDUCTOR ENGINEERING, INC.
By:	/s/ Joseph Tung
Name: JOSEPH TUNG
Title: Director

ASE ENTERPRISES LIMITED
By:	/s/ Jason C.S. Chang
Name: JASON C.S. CHANG
Title: Director

AINTREE LIMITED
By:	/s/ Jason C.S. Chang
Name: JASON C.S. CHANG
Title: Director

By:	/s/ Jason C.S. Chang
Name: JASON C.S. CHANG